Exhibit g 2

 AMENDED AND RESTATED MASTER DELEGATION AGREEMENT

This AMENDED AND RESTATED MASTER DELEGATION AGREEMENT (the “Agreement”) is dated as of January 1, 2011 by and among each registered investment company identified on the signature page hereto (each such registered investment company shall hereinafter be referred to as a “Fund” and collectively the “Funds”), and STATE STREET BANK AND TRUST COMPANY a Massachusetts trust company (the “Delegate”).

WHEREAS, the portfolios of the Funds listed on Appendix A hereto (as such Appendix A may be amended from time to time) (each a “Portfolio” and collectively, the “Portfolios”), may invest their assets in Foreign Assets (as defined below); and

WHEREAS, pursuant to the provisions of Rule 17f-5 under the Investment Company Act of 1940, as amended (the “1940 Act”), and subject to the terms and conditions set forth herein, the Board of Directors / Trustees of each Fund desires to delegate to the Delegate certain responsibilities concerning Foreign Assets, and the Delegate hereby agrees to retain such delegation, as described herein; and

WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Directors / Trustees of each Fund desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein; and

WHEREAS, the Funds and Investors Bank & Trust Company (“IBT”) entered into a Master Delegation Agreement dated June 30, 2005, as amended, modified and supplemented from time to time (the “Prior Agreement”); and

WHEREAS, IBT merged with and into the Delegate, effective July 2, 2007, with the result that the Delegate now serves as Foreign Custody Manager under the Prior Agreement; and

WHEREAS, the Funds have requested that the Delegate amend the Prior Agreement and the Delegate has agreed to do so as an accommodation to the Funds notwithstanding that as amended, the Prior Agreement is not identical to the form of custodian agreement customarily entered into by the Delegate as custodian and Foreign Custody Manager, in order that the services to be provided to the Funds on behalf of their Portfolios by the Delegate, as successor by merger to IBT, may be made consistently and predictably to the Funds.

NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.	Definitions

Capitalized terms in this Agreement have the following meanings:

a.           Authorized Representative

Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

b.           Board

Board means the Board of Directors / Trustees (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of each Fund.

c.           Country Risk

Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Securities Depositories operating in such country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

d.           Eligible Foreign Custodian

Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes foreign branches of U.S. Banks (as the term “U.S. Bank” is defined in Rule 17f-5(a)(7)).

e.           Foreign Assets

Foreign Assets has the meaning set forth in Rule 17f-5(a)(2).

f.           Foreign Custody Manager

Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

g.           Eligible Securities Depository

Eligible Securities Depository has the meaning set forth in Rule 17f-7(b)(1).

h.           Monitor

Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made.

i.           Proper Instructions

Proper Instructions means instructions received by the Delegate from a Fund, or a Fund’s duly authorized investment advisor.

2.           Delegation of Authority to Act as Foreign Custody Manager

Each Fund, by resolution adopted by its Board, hereby delegates to the Delegate, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Agreement with respect to Foreign Assets of the Funds, and the Delegate hereby accepts such delegation as Delegate with respect to the Funds.

3.           Representations

a.           Delegate’s Representations

Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

b.           Fund’s Representations

Fund represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities described in this Agreement. Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

4.           Jurisdictions and Depositories Covered

a.           Initial Jurisdictions and Depositories

The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to Foreign Assets held in the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by any Fund with the agreement of the Delegate.  The Delegate shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Funds, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Delegate (it being understood that any such amendments do not constitute an amendment to this Agreement).  The Delegate will provide amended versions of Schedule A in accordance with Section 11 hereof.

Upon the receipt by the Delegate of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Delegate shall be deemed to have been delegated by such Fund’s Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.  Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A.  Following the receipt of Proper Instructions directing the Delegate to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Delegate as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Delegate shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

Delegate’s responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Eligible Securities Depositories listed in Schedule B. Upon the creation of a new Eligible Securities Depository in any of the jurisdictions listed in Schedule A at the time of such creation, such Eligible Securities Depository will automatically be deemed to be listed in Schedule B and will be covered by the terms of this Agreement.

b.           Withdrawn Jurisdictions

Board may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to Board. Ten days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository as to which delegation is withdrawn.

5.           Monitoring of Eligible Foreign Custodians and Contracts

In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor (i) the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Delegate with the Eligible Foreign Custodian.

6.           Eligible Securities Depositories

a.           In accordance with the requirements of Rule 17f-7, Delegate shall, upon execution of this Agreement, provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Eligible Securities Depository listed on Schedule B hereto.

b.           In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on Schedule B hereto on a continuing basis, and shall promptly notify the Fund or its investment adviser of any material change in such risks.

7.           Guidelines and Procedures for the Exercise of Delegated Authority

a.           Board’s Conclusive Determination Regarding Country Risk

In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Fund’s investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Fund and Fund’s shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions for which Delegate is serving as Foreign Custody Manager of the Funds. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Fund’s investment advisor, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board (or Fund’s investment advisor, pursuant to authority delegated by Board) deems necessary or appropriate.

Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

b.           Selection of Eligible Foreign Custodians

In exercising the authority delegated under this Agreement to place and maintain Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

c.           Evaluation of Written Contracts

In exercising the authority delegated under this Agreement to enter into written contracts governing Fund’s foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

d.           Monitoring of Eligible Foreign Custodians

In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund’s foreign custody arrangements, Delegate shall consider any factors and criteria set forth in Schedule D to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Foreign Assets.

8.           Standard of Care

a.           In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise such reasonable care, prudence and diligence as is customary for persons having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act to exercise.

b.           In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, Delegate agrees to exercise such reasonable care, prudence and diligence as is customary for a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act to exercise.

9.           Reporting Requirements

Delegate agrees to notify Board of the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of Foreign Assets with a particular Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Delegate shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Funds described after the occurrence of the material change. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion, or if reasonably requested by the Board to the Delegate, with notice to the Authorized Representative.

10.           Market Information

The Delegate shall provide to the Board the information with respect to custody and settlement practices in countries in which the Delegate places Foreign Assets with a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule.  The Delegate may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

11.           Limitation of Liability.

a.           Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the “Delegate Indemnified Parties”) be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Delegate Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, and reasonable costs and expenses, including reasonable legal fees, (a “Claim”) arising as a result of any act or omission of the Delegate or any Delegate Indemnified Party under this Agreement, except to the extent that any Claim results from the negligence, willful misfeasance, bad faith, or reckless disregard of its duties on the part of the Delegate or any Delegate Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Delegate Indemnified Parties shall be liable for, and the Delegate and the Delegate Indemnified Parties shall be indemnified against, any Claim arising as a result of:

i.
Any act or omission by the Delegate or any Delegate Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument from an Authorized Representative reasonably believed by the Delegate to be genuine; or

ii.	Any information that the Delegate provides or does not provide under Section 12 hereof.

b.           The Delegate agrees to indemnify and hold harmless each Fund, its Directors / Trustees, and its affiliates and their officers and employees (“Fund Indemnified Parties”) from and against any and all Claims arising as a result of any act or omission of the Delegate or any Delegate Indemnified Party under this Agreement to the extent resulting from the negligence, willful malfeasance, bad faith, or reckless disregard of its duties on the part of the Delegate or the Delegate Indemnified Parties.

c.           Notwithstanding anything to the contrary in this Agreement, in no event shall a party be liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

12.           Conduct of Claims

a.           In connection with the indemnification provided by the Delegate to the Fund pursuant to Section 11.b. as well as the indemnification provided by the Fund to the Delegate pursuant to Section 11.a., the indemnified party may make claims for indemnification by giving written notice thereof to the indemnifying party after it receives notice of a claim, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is materially prejudiced by the failure or delay in giving such notice.  Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted.

b.           Within fifteen (15) days after receiving any such notice, the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any claim at its own cost and expense.  If the indemnifying party fails to give notice that it disputes an indemnification claim within fifteen (15) days after the receipt of notice thereof, it shall be deemed to have accepted and agreed to indemnify the claim.

c.           The indemnifying party shall be entitled to direct the defense against a claim with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense.  The indemnified party shall at all times have the right to fully participate in the defense of a claim at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party, and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party.  If no such notice of intent to dispute and defend a claim is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment.  If the claim is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.  The indemnifying party shall have the right to settle any third-party claim without the consent of the indemnified party provided that such settlement (i) fully releases the indemnified party from any liability and provides no admission of wrongdoing, and (ii) does not subject the indemnified party to any additional obligation, whether financial or otherwise.  In the event that any such settlement does not meet the requirements of (i) and (ii) above, then the indemnified party must consent to such settlement in writing, which consent shall not be unreasonably withheld, conditioned or delayed.

13.           Effectiveness and Termination of Agreement

This Agreement shall be effective as of the later of the date of execution on behalf of Fund or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

14.           Authorized Representatives and Notices

The respective Authorized Representatives of Fund and Delegate, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Schedule E. Any Authorized Representative of a party may add or delete persons from that party’s list of Authorized Representatives by written notice to an Authorized Representative of the other party.

15.           Governing Law

This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

16.           Business Recovery.

The Bank represents and warrants that it has and will continue to maintain and periodically test and update a commercially reasonable continuity and business recovery program for the protection of information, data and assets of and relevant customers including the Funds.  Upon reasonable request, the Bank shall discuss with senior management of the Funds any business continuity/disaster recovery plan of the Bank and/or provide a high-level presentation summarizing such plan.

17.           Force Majeure.

Notwithstanding anything otherwise to the contrary in this Agreement, no party shall be liable to the other for any loss or liability arising from events or circumstances beyond the reasonable control of such party, including, without limitation, any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events, except to the extent that any such loss or liability results from the failure of the Delegate to (a) maintain a commercially reasonable business recovery program, and (b) act reasonably to mitigate, as soon as practicable, the specific occurrence or event.

18.           Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

19.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.
STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael P. Rogers
Name:	Michael P. Rogers
Title:	Executive Vice President

ECLIPSE FUNDS

By:
Name:
Title:

ECLIPSE FUNDS INC.

By:
Name:
Title:

THE MAINSTAY FUNDS

By:
Name:
Title:

MAINSTAY VP SERIES FUND, INC.

By:
Name:
Title:

MAINSTAY FUNDS TRUST

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

ECLIPSE FUNDS

By:	/s/ Stephen P. Fisher
Name:	Stephen P. Fisher
Title:	President

ECLIPSE FUNDS INC.

By:	/s/ Stephen P. Fisher
Name:	Stephen P. Fisher
Title:	President

THE MAINSTAY FUNDS

By:	/s/ Stephen P. Fisher
Name:	Stephen P. Fisher
Title:	President

MAINSTAY VP SERIES FUND, INC.

By:	/s/ Stephen P. Fisher
Name:	Stephen P. Fisher
Title:	President

MAINSTAY FUNDS TRUST

By:	/s/ Stephen P. Fisher
Name:	Stephen P. Fisher
Title:	President

List of Attachments

Appendix A - Funds

Schedule A - Subcustodians

Schedule B - Depositories Operating in Network Markets

Schedule C – Market Information

Schedule D - Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

Schedule E - Authorized Representatives

APPENDIX A
(as of January 1, 2011)

Fund	Portfolio

The MainStay Funds
MainStay Common Stock Fund
MainStay Convertible Fund
MainStay Diversified Income Fund
MainStay Equity Index Fund
MainStay Global High Income Fund
MainStay Government Fund
MainStay High Yield Corporate Bond Fund
MainStay Income Builder Fund
MainStay International Equity Fund
MainStay Large Cap Growth Fund
MainStay MAP Fund
MainStay Money Market Fund
MainStay Principal Preservation Fund
MainStay Tax Free Bond Fund

Eclipse Funds	MainStay Balanced Fund MainStay U.S. Small Cap Fund
Eclipse Funds Inc.	MainStay High Yield Opportunities Fund
MainStay VP Series Fund, Inc.
MainStay VP Balanced Portfolio
MainStay VP Bond Portfolio
MainStay VP Cash Management Portfolio
MainStay VP Common Stock Portfolio
MainStay VP Conservative Allocation Portfolio
MainStay VP Convertible Portfolio
MainStay VP Floating Rate Portfolio
MainStay VP Government Portfolio
MainStay VP Growth Allocation Portfolio
MainStay VP Growth Equity Portfolio
MainStay VP High Yield Corporate Bond Portfolio
MainStay VP ICAP Select Equity Portfolio
MainStay VP Income Builder Portfolio
MainStay VP International Equity Portfolio
MainStay VP Large Cap Growth Portfolio
MainStay VP Mid Cap Core Portfolio
MainStay VP Moderate Allocation Portfolio
MainStay VP Moderate Growth Allocation Portfolio
MainStay VP S&P 500 Index Portfolio
MainStay VP U.S. Small Cap Portfolio

MainStay Funds Trust
MainStay Cash Reserves Fund
MainStay Conservative Allocation Fund
MainStay Epoch U.S. All Cap Fund
MainStay Epoch U.S. Equity Fund
MainStay Epoch Global Choice Fund
MainStay Epoch Global Equity Yield Fund
MainStay Epoch International Small Cap Fund
MainStay Floating Rate Fund
MainStay Growth Allocation Fund
MainStay Growth Equity Fund
MainStay High Yield Municipal Bond Fund
MainStay ICAP Equity Fund
MainStay ICAP Global Fund
MainStay ICAP International Fund
MainStay ICAP Select Equity Fund
MainStay Indexed Bond Fund
MainStay Intermediate Term Bond Fund
MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund
MainStay S&P 500 Index Fund
MainStay Short Term Bond Fund
MainStay 130/30 Core Fund
MainStay 130/30 Growth Fund
MainStay 130/30 International Fund

A-2

Schedule A

Subcustodians

MARKET	SUBCUSTODIAN

Argentina	Citibank, N.A.

Australia	Citigroup Pty. Limited
The Hongkong and Shanghai Banking Corporation Limited

Austria	UniCredit Bank Austria AG

Bahrain	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)

Benin	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Bermuda	HSBC Bank Bermuda Limited

Federation of	UniCredit Bank d.d.
Bosnia and Herzegovina

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.
UniCredit Bulbank AD

Burkina Faso	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Chile	Banco Itaú Chile

People’s Republic	HSBC Bank (China) Company Limited
of China	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d.
Zagrebacka Banka d.d.

Cyprus	BNP Paribas Securities Services, S.A., Greece (operating through its Athens branch)

Czech Republic	Československá obchodní banka, a.s.
UniCredit Bank Czech Republic a.s.

Denmark	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)

Ecuador	Banco de la Producción S.A. PRODUBANCO

Egypt	HSBC Bank Egypt S.A.E.
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS SEB Pank

Finland	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)

France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)

Germany	Deutsche Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	BNP Paribas Securities Services, S.A.

Guinea-Bissau	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	UniCredit Bank Hungary Zrt.

Iceland	NBI hf.

India	Deutsche Bank AG
The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Deutsche Bank AG

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	Deutsche Bank S.p.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Japan	Mizuho Corporate Bank Limited
The Hongkong and Shanghai Banking Corporation Limited

Jordan	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	SB HSBC Bank Kazakhstan JSC
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	Deutsche Bank AG
The Hongkong and Shanghai Banking Corporation Limited

Kuwait	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Latvia	AS SEB Banka

Lebanon	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	AB SEB Bankas

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Malta	The Hongkong and Shanghai Banking Corporation Limited

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de México S.A.

Morocco	Citibank Maghreb

Namibia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank AG

New Zealand	The Hongkong and Shanghai Banking Corporation Limited

Niger	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Nigeria	Stanbic IBTC Bank Plc.

Norway	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)

Oman	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Peru	Citibank del Perú, S.A.

Philippines	Deutsche Bank AG

Poland	Bank Handlowy w Warszawie S.A.

Portugal	BNP Paribas Securities Services, S.A.
Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	ING Bank (Eurasia) ZAO

Saudi Arabia	Saudi British Bank
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Senegal	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Serbia	UniCredit Bank Serbia JSC

Singapore	Citibank N.A.
United Overseas Bank Limited

Slovak Republic	Československá obchodna banka, a.s.
UniCredit Bank Slovakia a.s.

Slovenia	UniCredit Banka Slovenija d.d.

South Africa	Nedbank Limited
Standard Bank of South Africa Limited

Spain	Deutsche Bank S.A.E.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken AB (publ)

Switzerland	Credit Suisse AG
UBS AG

Taiwan - R.O.C.	Deutsche Bank AG
Standard Chartered Bank (Taiwan) Limited

Thailand	Standard Chartered Bank (Thai) Public Company Limited

Togo	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, A.S.

Uganda	Barclays Bank of Uganda Limited

Ukraine	ING Bank Ukraine

United Arab Emirates –	HSBC Bank Middle East Limited
Dubai Financial Market	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Arab Emirates –	HSBC Bank Middle East Limited

Dubai International	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Financial Center

United Arab Emirates –	HSBC Bank Middle East Limited
Abu Dhabi	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United Kingdom branch

Uruguay	Banco Itaú Uruguay S.A.

Venezuela	Citibank, N.A.

Vietnam	HSBC Bank (Vietnam) Limited

Zambia	Barclays Bank of Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

Schedule B

Depositories Operating in Network Markets

MARKET	DEPOSITORY

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, Depository and Registry System of the Bahrain Stock Exchange

Bangladesh	Central Depository Bangladesh Limited

Belgium	Euroclear Belgium
National Bank of Belgium

Benin	Dépositaire Central – Banque de Règlement

Bermuda	Bermuda Securities Depository

Federation of	Registar vrijednosnih papira u Federaciji Bosne i Hercegovine, d.d.
Bosnia and Herzegovina

Botswana	Central Securities Depository Company of Botswana Ltd.

Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)
Companhia Brasileira de Liquidação e Custódia
Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria	Bulgarian National Bank
Central Depository AD

Burkina Faso	Dépositaire Central – Banque de Règlement

Canada	The Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic	China Securities Depository and Clearing Corporation Limited, Shanghai Branch
of China	China Securities Depository and Clearing Corporation Limited, Shenzhen Branch

Colombia	Depósito Central de Valores
Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Sredisnje klirinsko depozitarno drustvo d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Centrální depozitář cenných papírů, a.s.
Czech National Bank

Denmark	VP Securities A/S

Egypt	Central Bank of Egypt
Misr for Central Clearing, Depository and Registry S.A.E.

Estonia	AS Eesti Väärtpaberikeskus

Finland	Euroclear Finland

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

Ghana	Central Securities Depository (Ghana) Limited
GSE Securities Depository Company Limited

Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form
Kentriko Apothetirio Aksion, a department of Hellenic Exchanges S.A. Holding

Guinea-Bissau	Dépositaire Central – Banque de Règlement

Hong Kong	Central Moneymarkets Unit
Hong Kong Securities Clearing Company Limited

Hungary	Központi Elszámolóház és Értéktár (Budapesti) Zrt. (KELER)

Iceland	Icelandic Securities Depository Limited

India	Central Depository Services (India) Limited
National Securities Depository Limited
Reserve Bank of India

Indonesia	Bank Indonesia
PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)

Italy	Monte Titoli S.p.A.

Ivory Coast	Dépositaire Central – Banque de Règlement

Japan	Bank of Japan – Financial Network System
Japan Securities Depository Center (JASDEC) Incorporated

Jordan	Securities Depository Center

Kazakhstan	Central Securities Depository

Kenya	Central Bank of Kenya
Central Depository and Settlement Corporation Limited

Republic of Korea	Korea Securities Depository

Kuwait	Kuwait Clearing Company

Latvia	Latvian Central Depository

Lebanon	Banque du Liban
Custodian and Clearing Center of Financial Instruments
for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia
Bursa Malaysia Depository Sdn. Bhd.

Mali	Dépositaire Central – Banque de Règlement

Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Bank of Mauritius
Central Depository and Settlement Co. Limited

Mexico	S.D. Indeval, S.A. de C.V.

Morocco	Maroclear

Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

New Zealand	New Zealand Central Securities Depository Limited

Niger	Dépositaire Central – Banque de Règlement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen

Oman	Muscat Clearing & Depository Company S.A.O.C.

Pakistan	Central Depository Company of Pakistan Limited
State Bank of Pakistan

Palestine	Clearing, Depository and Settlement system, a department of the Palestine Securities Exchange

Peru	CAVALI S.A. Institución de Compensación y Liquidación de Valores

Philippines	Philippine Depository & Trust Corporation
Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	Rejestr Papierów Wartościowych
Krajowy Depozyt Papierów Wartościowych, S.A.

Portugal	INTERBOLSA - Sociedad Gestora de Sistemas
de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Qatar	Central Clearing and Registration (CCR), a department of the Qatar Exchange

Romania	National Bank of Romania
S.C. Depozitarul Central S.A.

Russia	National Depository Center
Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

Saudi Arabia	Tadawul Central Securities Depository
Saudi Arabian Monetary Agency

Senegal	Dépositaire Central – Banque de Règlement

Serbia	Central Registrar, Depository and Clearinghouse

Singapore	Monetary Authority of Singapore
The Central Depository (Pte) Limited

Slovak Republic	Centrálny depozitár cenných papierov SR, a.s.

Slovenia	KDD - Centralna klirinško depotna družba d.d.

South Africa	Strate Limited

Spain	IBERCLEAR

Sri Lanka	Central Bank of Sri Lanka
Central Depository System (Pvt) Limited

Sweden	Euroclear Sweden

Switzerland	SIX SIS AG

Taiwan - R.O.C.	Central Bank of the Republic of China
Taiwan Depository and Clearing Corporation

Thailand	Thailand Securities Depository Company Limited

Togo	Dépositaire Central – Banque de Règlement

Trinidad and Tobago	Central Bank of Trinidad and Tobago
Trinidad and Tobago Central Depository Limited

Tunisia	Société Tunisienne Interprofessionelle pour la
Compensation et le Dépôt des Valeurs Mobilières (STICODEVAM)

Turkey	Central Bank of Turkey
Central Registry Agency

Uganda	Bank of Uganda
Securities Central Depository

Ukraine	All-Ukrainian Securities Depository
National Bank of Ukraine

United Arab Emirates -	Clearing and Depository System, a department of the Dubai Financial Market
Dubai Financial Market

United Arab Emirates -	Central Securities Depository, owned and operated by NASDAQ Dubai Limited
Dubai International
Financial Center

United Arab Emirates -	Clearing, Settlement, Depository and Registry department
Abu Dhabi	of the Abu Dhabi Securities Exchange

United Kingdom	Euroclear UK & Ireland Limited

Uruguay	Banco Central del Uruguay

Venezuela	Banco Central de Venezuela
Caja Venezolana de Valores

Vietnam	Vietnam Securities Depository

Zambia	Bank of Zambia
LuSE Central Shares Depository Limited
TRANSNATIONAL

Euroclear Bank S.A./N.V.

Clearstream Banking, S.A.

Schedule C

Market Information

Publication/Type of Information	Brief Description
(scheduled frequency)

The Guide to Custody in World Markets	An overview of settlement and safekeeping procedures,
(hardcopy annually and regular	custody practices and foreign investor considerations for the
website updates)	markets in which State Street offers custodial services.

Global Custody Network Review	Information relating to Foreign Sub-Custodians in State Street’s
(annually)
Global Custody Network.  The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review	Custody risk analyses of the Foreign Securities Depositories presently
(annually)
operating in Network markets.  This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey	With respect to each market in which State Street offers custodial
(annually)
services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements	Copies of the contracts that State Street has entered into with each
(annually)	Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin	Information on changing settlement and custody conditions in
(daily or as necessary)	markets where State Street offers custodial services.
Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories	For those markets where State Street offers custodial
(as necessary)	services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight
those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices	Informational letters and accompanying materials confirming
(presently on a quarterly basis or	State Street’s foreign custody arrangements, including a
as otherwise necessary)
summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories

Schedule D

Factors and Criteria To Be Applied
in the Establishing Systems For the Monitoring of
Foreign Custody Arrangements and Contracts

In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:

1.           Operating performance

2.           Established practices and procedures

3.           Relationship with market regulators

4.           Contingency planning

Schedule E

Authorized Representatives

The names and addresses of each party’s authorized representatives are set forth below:

A.           MainStay Group of Funds

169 Lackawanna Avenue
Parsippany, NJ 07054
Attention: Jack R. Benintende, Treasurer and Principal Accounting Officer

With a copy to:

J. Kevin Gao, Chief Legal Officer

B.           Delegate

State Street Bank and Trust Company
200 Clarendon Street
P.O. Box 9130
Boston, MA 02117-9130
Attention:  MainStay Group of Funds Client Manager

With a copy to:

State Street Bank and Trust Company
2 Avenue De Lafayette, 2nd Floor
Boston, MA  02111
Attention: Senior Managing Counsel, US Mutual Funds Legal Division